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                                                                      EXHIBIT 11

                        ATLANTIC PREMIUM BRANDS, LTD.

                      COMPUTATION OF EARNINGS PER SHARE

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
                                                                       For the Three
                                                                       Months Ended
                                                                         March 31,
                                                                           1998
                                                                       ------------
INCOME BEFORE EXTRAORDINARY LOSS                                       $  743,976
EXTRAORDINARY LOSS, net                                                  (194,993)
                                                                       ----------
  Net income                                                           $  548,983
                                                                       ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (DILUTED CALCULATION)        7,621,156
                                                                       ==========
INCOME PER COMMON SHARE BEFORE EXTRAORDINARY LOSS                      $      .10
EXTRAORDINARY LOSS PER COMMON SHARE                                          (.03)
                                                                       ----------
  Net income per common share                                          $      .07
                                                                       ==========
COMPUTATION OF WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING:
Shares outstanding as of December 31, 1997 and March 31, 1998 (Basic
 Calculation)                                                           7,373,574
Impact of dilutive stock options as of March 31, 1998                     247,582
                                                                       ----------
Weighted average common shares outstanding (Diluted Calculation)        7,621,156
                                                                       ==========
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